UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SEACUBE CONTAINER LEASING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0655416
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Maynard Drive Park Ridge, New Jersey	07656
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common shares, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-165752

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165752), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEACUBE CONTAINER LEASING LTD.

	By:	/s/ Joseph Kwok
Date: October 26, 2010		Name: Joseph Kwok
Title: Chief Executive Officer